UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 23, 2003


                         CAVALCADE OF SPORTS MEDIA, INC.
                         -------------------------------

             (Exact name of registrant as specified in its charter)


           Nevada                     000-31048            33-0766069
----------------------------         -----------        -------------------
(State or other jurisdiction         Commission           (IRS Employer
      of Incorporation)              File Number         Identification No.)


      12268 Via Latina, Del Mar, California                      92914
     ----------------------------------------                 ----------
     (Address of principal executive offices)                 (Zip Code)



       Registrant's Telephone Number, including area code: (858) 481-2207

         (Former name or former address, if changed since last report.)


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                                    FORM 8-K

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

SEE ITEM 5.

ITEM 5. OTHER EVENTS.


Cavalcade of Sports Media, Inc. ("Cavalcade" or "the Registrant") and Pacificap Entertainment Holdings, Inc. effectuated a Plan and Agreement of Reorganization in accordance with 368(a)1(B) of the Internal Revenue Act on September 19, 2003, wherein all of the 18,000,000 issued and outstanding Common Stock shares of Pacificap Entertainment Holdings, Inc. were exchanged for 18,000,000 shares of the Registrant's Common Stock. The exchange ratio, therefore, was one (1) share of Cavalcade of Sports Media, Inc. Common Stock for each single (1) share of Pacificap Entertainment Holdings, Inc. (1:1).

Pacificap Entertainment Holdings, Inc. is a film finance and marketing company in the entertainment industry. It is uniquely modeled to restructure the risk profile of film production, while maximizing the ancillary profits from marketing, merchandising and licensing. Pacificap's management has over 20 years of experience in financing, marketing and merchandising in the movie, music, and corporate industry.

Pacificap is taking a structured approach that evolved from altering the risk profile of investing in movies, while participating in the equity profit of the film. The Company believes that Pacificap will accomplish the following:

-    Leveraging film-financing funding;
-    Aligning with strategic content providers;
-    Acting as a merchant bank from the risk profile in the production of films;
- Developing continued cash flow from production fees, licensing fees, marketing, and merchandising;
- Participating in the equity profit of each film without deploying corporate capital;

Upon the effectuation of the Reorganization, the Board of Directors consists of:
Michael Riley, Chairman of the Board; Ed Litwak, Director, and Don Parsons, Director. Ed Litwak and the Registration have entered into a three year Employment Agreement, and shall serve as interim President for up to six months, after which time he shall become President of the Cavalcade Broadcast Division.

Pursuant to the Plan and Agreement of Reorganization for the acquisition of Pacificap Entertainment Holdings, Inc., the transaction was made effective as of 5:00 p.m. on September 19, 2003. To effectuate the acquisition, all of the shareholders of Pacificap Entertainment Holdings, Inc. and the Registrant entered into a Plan and Agreement of Reorganization pursuant to section 368(a)1(B) of the Internal Revenue Code. It is the intention of the Registrant to immediately merge its new wholly owned subsidiary with and into itself, and then change its name to Pacificap Entertainment Holdings, Inc. Articles of Merger will be filed with the Secretary of State of Nevada along with a Plan and Agreement of Merger, and a Certificate of Ownership will be filed with the Secretary of State of California, along with a Plan of Merger. Upon the Registrant's receipt of proof of filing from Nevada and California, the Registrant will file another current report on Form 8-K

In the stock-for-stock exchange, the Registrant acquired all of the issued and outstanding capital stock of Pacificap Entertainment Holdings, Inc. for a total of 18,000,000 shares of Cavalcade of Sports Media, Inc.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Cavalcade of Sports Media, Inc. will be filing the financial statements by amendment within 60 days of the merger, as permitted by the instructions of this Form 8-K, Item 7.(a)(4). That amendment will be the second one made to this current report on Form 8K.

Exhibit Index

2.1 Plan and Agreement of Reorganization with the Shareholders of Pacificap Entertainment Holdings, Inc. Cavalcade of Sports Media, Inc.